Ceasing Control of Credit Suisse Large Cap Value
Class C

As of April 30, 2009, Citigroup Global Markets Inc.
Shareholder owned 23,019.949 shares of the Fund, which represented 26.11 % of the Fund. As of October 30, 2009,
Shareholder owned 0 shares of the Fund. Accordingly, shareholder has ceased to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Large Cap Value
Class C

As of April 30, 2009, RBC Capital Markets Corp FBO
Louis Gritz Shareholder owned 0 shares of the Fund, which represented less than 0 % of the Fund. As of October 30, 2009, Shareholder owned 23,053.754 shares of the Fund, which represented 26.00 % of the outstanding shares.
Accordingly, Shareholder has presumed to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Large Cap Value
Common

As of April 30, 2009, Pershing LLC Shareholder owned
7,538.984 shares of the Fund, which represented less than 25 % of the Fund. As of October 30, 2009, Shareholder owned 7,582.329 shares of the Fund, which represented
25.49 % of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.